                                                                    Exhibit 99.1
                       [RUBIOS LOGO]
FOR IMMEDIATE RELEASE

CONTACT:
John Fuller, Chief Financial Officer
760-929-8226


                      RUBIO'S FRESH MEXICAN GRILL(SM) REPORTS
                           RECORD 3RD QUARTER EARNINGS

COMPANY POSTS 71% INCREASE IN THIRD QUARTER EARNINGS AND HIGHEST EVER REVENUES AND EARNINGS IN COMPANY HISTORY

CARLSBAD, CA - November 1, 2004 - Rubio's(R) Restaurants, Inc., the creator of the Affordable Fast Casual Fresh Mexican Grill segment, (NASDAQ: RUBO) today announced record financial results for the third quarter and year-to-date ended September 26, 2004.

THIRD QUARTER HIGHLIGHTS

- Net income increased 70.7% to a record $1,427,000, as compared to net income of $836,000 in the third quarter 2003.
- Earnings per share increased 67.0% to a record $0.15 per diluted share, as compared to $0.09 per diluted share in the third quarter of 2003.
- Comparable store sales increased 4.1%. This is also the 12th consecutive quarter of positive comparable store sales growth.
- Revenues rose 10.7% to $36.2 million from $32.7 million for the third quarter, 2003. Third quarter 2004 revenues are the highest ever for any quarter in the Company's history.
-     Average unit volumes for the trailing four quarters increased to $934,000.
- Restaurant operating margins increased by 20.5% to 14.1%, up from 11.7% for the same quarter last year. This improvement was in spite of substantial industry-wide commodity cost pressures.

YEAR-TO-DATE HIGHLIGHTS

- Net income was $3,188,000 as compared to a net loss of $2,255,000 for the first three quarters of 2003.
- Earnings per share were $0.34 per diluted share as compared to a loss of $0.25 per share.
-     Comparable store sales increased 4.6%.
- Revenues rose 10.7% to $104.7 million from $94.6 million for the comparable period in 2003.
- Restaurant operating margins increased by 77% to 13.1%, up from 7.4% for the same three quarters last year.

The Company has opened six new locations this year; two in Los Angeles County and four in San Diego County. The Company plans to open an additional restaurant in late December of this year. Expansion plans for 2005 will be disclosed in late January next year.

EXECUTIVE COMMENTARY

Sheri Miksa, president and chief operating officer, said, "We are pleased with Rubio's record-setting third quarter results, which were driven by our team's continued strong execution of our operations, marketing and menu initiatives, and which reaffirm our strategy. The new Fresh and Affordable Menu has increased our momentum, consistent with our research. Our 12th consecutive quarter of positive comp sales indicates that guests want Rubio's great food more often - the new menu offers Rubio's high quality, fresh, flavorful and unique food at more affordable prices they can enjoy everyday."

Ralph Rubio, chairman and chief executive officer, said, "We are especially pleased to report the highest ever quarterly revenues and earnings in the company's history. The team has continued to invigorate and update the brand, while maintaining our heritage and Baja-inspiration. Our quarterly business results are the strongest ever, and I am particularly pleased with the past 4 quarters of record setting EPS."

CONFERENCE CALL

The Company will host a conference call on Tuesday, November 2, 2004 at 8:00 a.m. - Pacific Time to discuss the financial results. For those wishing to listen, the conference call will be broadcast live over the Internet at www.vcall.com. A recording of the conference call will also be available for twelve months through our website, www.rubios.com, under the Investor Relations section by clicking on www.vcall.com.

ABOUT RUBIO'S(R) RESTAURANTS, INC.

Rubio's Fresh Mexican Grill(SM) (NASDAQ:RUBO) is the creator of the Affordable Fast Casual Fresh Mexican Grill segment. Fresh, flavorful, bold, distinctive Baja-inspired food is the hallmark of Rubio's Fresh Mexican Grill. Rubio's(R) success was built on the "World Famous Fish Taco" and has grown to include a variety of craveable, grilled foods featuring lobster, Mahi-Mahi, shrimp, all white meat chicken, and lean carne asada (steak), slow-roasted carnitas (pork), fresh-made guacamole, and our famous salsas. The Fresh & Affordable Menu(SM) includes Street Tacos(SM), burritos, salads and bowls, tacos, quesadillas, low-fat, HealthMex(R) products with less than 20% of calories from fat, low-carb salads along with beer and Agave wine margaritas in most locations. Each restaurant design is reminiscent of Baja, Mexico's relaxed, warm and inviting atmosphere. Headquartered in Carlsbad, California, Rubio's operates, licenses or franchises more than 150 restaurants in California, Arizona, Oregon, Colorado, Utah and Nevada. More information can be found at www.rubios.com.

SAFE HARBOR DISCLOSURE

Some of the information in this press release or the related conference call may contain forward-looking statements regarding future events or the future financial performance by the Company. Please note that any statements that may be considered forward-looking are based on projections, that any projections involve judgment, and that individual judgments may vary. Moreover, these projections are based on limited information available to us now, which is subject to change. Although those projections and the factors influencing them will likely change, we are under no obligation to inform you if they do. Actual results may differ substantially from any such forward looking statements as a result of various factors including, but not limited to, comparable store sales growth and revenues, increased product costs, labor expense and other restaurant costs, the success of our promotions and marketing strategies, our ability to recruit and retain qualified personnel, adverse effects of weather, adequacy of reserves related to closed stores or stores to be sold, increased depreciation, asset write downs, or implementation costs related to the Rubio's marketing and concept positioning initiatives, our ability to manage ongoing and unanticipated costs, litigation costs, fluctuations in earnings growth on a quarterly basis, our ability to implement a franchise strategy, and our ability to open additional or maintain existing restaurants in the coming periods and competition. These and other factors can be found in our filings with the SEC including, without limitation, in the "Risk Factors" section of our most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q. The Company undertakes no obligation to release publicly the results of any revision to these forward-looking statements to reflect events or circumstances following the date of this release.

Rubio's is a registered trademark of Rubio's Restaurants, Inc.

                                      # # #


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                            RUBIO'S RESTAURANTS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)
                                   (unaudited)

                                                For the Thirteen Weeks Ended               For the Thirty-Nine Weeks Ended
                                                ----------------------------               -------------------------------
                                           September 26, 2004   September 28, 2003    September 26, 2004       September 28, 2003
                                           ------------------   ------------------    ------------------       ------------------
RESTAURANT SALES                           $     36,112         $      32,610         $     104,548            $      94,418
FRANCHISE AND LICENSING REVENUES                     62                    56                   156                      163
                                           ------------         -------------         -------------            -------------
TOTAL REVENUES                                   36,174                32,666               104,704                   94,581
COST OF SALES                                     9,823                 9,217                28,598                   27,717
RESTAURANT LABOR, OCCUPANCY AND OTHER            19,704                18,198                57,833                   55,574
GENERAL AND ADMINISTRATIVE EXPENSES               2,770                 2,368                 8,453                    7,872
DEPRECIATION AND AMORTIZATION                     1,492                 1,387                 4,444                    4,184
PRE-OPENING EXPENSES                                 34                    38                   108                      124
ASSET IMPAIRMENT AND STORE CLOSURE
          EXPENSE (REVERSAL) - NET                    0                     0                  (10)                    2,627
LOSS ON DISPOSAL/SALE OF PROPERTY                    19                    41                    97                      213
                                           ------------         -------------         -------------            -------------
OPERATING INCOME  (LOSS)                          2,332                 1,417                 5,181                   (3,730)
OTHER INCOME (EXPENSE) - NET                          6                  (24)                    92                      (29)
                                           ------------         -------------         -------------            -------------
INCOME (LOSS) BEFORE INCOME TAXES                 2,338                 1,393                 5,273                   (3,759)
INCOME TAX (EXPENSE) BENEFIT                      (911)                 (557)                (2,085)                   1,504
                                           ------------         -------------         -------------            -------------
NET INCOME (LOSS)                          $      1,427         $         836         $       3,188            $      (2,255)
                                           ============         =============         =============            =============
NET INCOME (LOSS) PER SHARE:
          Basic                            $       0.16         $        0.09         $        0.35            $       (0.25)
                                           ============         =============         =============            =============
          Diluted                          $       0.15         $        0.09         $        0.34            $       (0.25)
                                           ============         =============         =============            =============
SHARES USED IN CALCULATING NET
    INCOME (LOSS) PER SHARE:
          Basic                                   9,118                 9,104                 9,111                    9,089
                                                  =====                 =====                 =====                    =====
          Diluted                                 9,408                 9,150                 9,298                    9,089
                                                  =====                 =====                 =====                    =====

                                                Percentage of Total Revenues                 Percentage of Total Revenues
                                                For the Thirteen Weeks Ended               For the Thirty-Nine Weeks Ended
                                           ---------------------------------------    -------------------------------------------
                                           September 26, 2004   September 28, 2003    September 26, 2004       September 28, 2003
                                           ------------------   ------------------    ------------------       ------------------

TOTAL REVENUES                                    100.0%                100.0%                100.0%                   100.0%

COST OF SALES (1)                                  27.2%                 28.3%                 27.4%                    29.4%
RESTAURANT LABOR, OCCUPANCY AND OTHER(1)           54.6%                 55.8%                 55.3%                    58.9%
GENERAL AND ADMINISTRATIVE EXPENSES                 7.7%                  7.2%                  8.1%                     8.3%
DEPRECIATION AND AMORTIZATION                       4.1%                  4.2%                  4.3%                     4.4%
PRE-OPENING EXPENSES                                0.1%                  0.1%                  0.1%                     0.1%
ASSET IMPAIRMENT AND STORE CLOSURE
          EXPENSE (REVERSAL) - NET                  0.0%                  0.0%                  0.0%                     2.8%
LOSS ON DISPOSAL/SALE OF PROPERTY                   0.0%                  0.1%                  0.1%                     0.2%
                                                  -----                 -----                 -----                    -----
OPERATING INCOME  (LOSS)                            6.4%                  4.4%                  4.9%                    -3.9%
OTHER INCOME (EXPENSE) - NET                        0.0%                 -0.1%                  0.1%                    -0.1%
                                                  -----                 -----                 -----                    -----
INCOME (LOSS) BEFORE INCOME TAXES                   6.4%                  4.3%                  5.0%                    -4.0%
INCOME TAX (EXPENSE) BENEFIT                       -2.5%                 -1.7%                 -2.0%                     1.6%
                                                  -----                 -----                 -----                    -----
NET INCOME (LOSS)                                   3.9%                  2.6%                  3.0%                    -2.4%
                                                  =====                 =====                 =====                    =====

(1)  As a percentage of restaurant sales

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)
                                   (unaudited)

                                           September 26, 2004    December 28, 2003
                                           ------------------    -----------------
CASH AND SHORT-TERM INVESTMENTS             $      12,750         $      7,580
OTHER CURRENT ASSETS                                3,557                3,729
PROPERTY - NET                                     35,400               35,195
LONG-TERM INVESTMENTS                               2,208                2,247
OTHER ASSETS                                        2,462                3,863
                                            -------------         ------------
TOTAL ASSETS                                $      56,377         $      52,614
                                            =============         =============
CURRENT LIABILITIES                         $      10,997         $      10,504
OTHER LIABILITIES                                   3,393                 3,395
STOCKHOLDERS' EQUITY                               41,987                38,715
                                            -------------         -------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY  $      56,377         $      52,614
                                            =============         =============